Exhibit 99.1

PAVmed Provides Business Update and Preliminary Fourth Quarter and Full Year 2021 Financial Results

Conference call to be held today at 4:30 PM EDT

NEW YORK, March 29, 2022 (GLOBE NEWSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and presented preliminary financial results for the year ended December 2021.

Conference Call and Webcast

A conference call and webcast for today’s business update and fourth quarter and year ended December 31, 2021, financial results will take place at 4:30 PM EDT. To access the conference call, listeners should dial 877-407-3982 toll-free in the U.S. or 201-493-6780, and ask to join the “PAVmed, Inc. Business Update Conference Call”. The conference call will be available live via webcast and for replay at the investor relations section of the Company’s website at www.pavmed.com. Following the conclusion of the conference call, a replay will be available for one week and can be accessed by dialing 844-512-2921 toll-free in the U.S. or 412-317-6671, followed by the PIN number: 13727143.

Business Update Highlights

“I am happy to report that PAVmed and its subsidiaries are making solid progress on all fronts and are laying a solid foundation for us to continue driving our long-term growth strategy and mission to create a leading, diversified medical technology company,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “This includes EsoGuard commercialization, advancing our Veris Health portfolio, CarpX’s limited commercial release, preparing to commercially launch NextFlo, PortIO first-in-human cases, and advancing the rest of our portfolio towards commercialization. Over the past several quarters we have transformed our business model, expanded our infrastructure and substantially grown our team to accommodate our transition from a technology-focused to a commercial-focused enterprise.”

●	Lucid processed 303 commercial EsoGuard tests in the fourth quarter of 2021, which represents an approximately 50% increase sequentially from the third quarter and a nearly 200% increase annually from the fourth quarter of 2020. The Lucid Test Center program completed its first stage and now covers seven metropolitan areas in the Southwest and Pacific Northwest. Lucid is now launching the next stage of the program, with accelerated expansion into nine larger states. Lucid significantly expanded its sales infrastructure and operations. The team now consists of twenty-two sales professionals including ten sales representatives. It expects team to double in size and the number of sales reps to triple by the end of the calendar year.

●	LucidDx Labs, a wholly owned subsidiary of Lucid, acquired the assets to operate its own new CLIA-certified, CAP-accredited clinical laboratory where it is now performing all EsoGuard testing. LucidDx Labs has upgraded its revenue cycle management provider and will start submitting Medicare claims using the effective $1938 Medicare payment rate. It continues to wait for Medicare Administrative Contractor Palmetto GBA’s MolDx program to issue a draft local coverage determination (LCD). The laboratory has been submitting claims to private payors and has been receiving approximately $1,150 per test representing approximately 60% out-of-network coverage.

●	Veris is successfully advancing its software, device, and data programs with the help of world-class technology and medical advisory boards and working very closely with Microsoft, as a member of its Global Partner program, and its software development partner, Loka Inc. The software platform is on schedule to launch commercially in 2H2022. Veris is hiring a Chief Commercial Officer and building its own data & analytics team to advance its data monetization strategy.

●	Veris successfully completed feasibility animal testing of multiple prototypes of an implantable device as well as an FDA pre-submission meeting. Based on FDA feedback it has developed a three-phase pipeline strategy, an initial platform launch in 2H2022 with wearables and connected medical devices, a subsequent FDA 510(k) path clearance of separate implantable monitoring device to be implanted alongside a traditional port, and an FDA de novo and EU CE Mark path for a fully integrated intelligent vascular access port.

●	NextFlo product development is progressing well with FDA submission and commercial launch targeted for the second half of this year. PAVmed has hired a VP, Sales for NextFlo who is working closely with Deloitte to lay the foundation for commercial launch targeting inpatient, outpatient, and home infusions.

●	CarpX continues with its limited commercial release utilizing early adopter key opinion leaders to advance procedural and product improvements. Eight new surgeons have been trained and five more are scheduled for training. Seven CarpX cases were performed in the fourth quarter of 2021. Clinical cases were then held to implement the product improvements and will restart this coming quarter. Development of next generation CarpX device incorporating integrated ultrasound imaging is progressing well.

●	PortIO launched its first-in-human clinical study in Colombia, South America with three successful implants. Although the Company remains engaged with FDA regarding its requirements for an IDE study, it has expanded its strategy to pursue a European study to support EU CE Mark clearance and provide additional human data for U.S. approval.

●	In March 2022, both the PAVmed and Lucid board of directors approved entering into an intercompany license between PAVmed and Lucid such that Lucid will be granted the rights to commercialize EsoCure for the endoscopic treatment of late esophageal precancer (dysplastic Barrett’s Esophagus), including a royalty arrangement whereby Lucid will pay PAVmed a 5% royalty on all EsoCure sales up to $100 million per calendar year, and 8% above that threshold.

●	In March 2022, both the PAVmed and Lucid board of directors approved entering into a purchase and sale of the CapNostics, LLC assets, including the EsophaCap® non-endoscopic sponge-based esophageal cell collection device, from PAVmed to Lucid as well as transferring the consulting agreement with the principal owner of CapNostics, LLC prior to the purchase by PAVmed on October 5, 2021.

Preliminary Financial Results

●	For the fourth quarter of 2021, EsoGuard related revenues were $0.3 million while for the year ended December 31, 2021, revenues were $0.5 million. Fourth-quarter and full-year 2021 operating expenses were approximately $19.5 million and $54.3 million, respectively, which include stock-based compensation expenses of $4.4 million and $15.0 million, respectively. GAAP net loss attributable to shareholders for the fourth quarter and full-year 2021 were approximately $17.3 million and $50.6 million, or $(0.20) and $(0.65) per common share.
●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s preliminary non-GAAP adjusted loss for the fourth quarter and year ended December 31, 2021, were approximately $12.7 million and $33.2 million or $(0.15) and $(0.43) per common share.
●	PAVmed had cash and cash equivalents of $77.3 million as of December 31, 2021, compared with $17.3 million as of December 31, 2020.
●	On March 28, 2022, PAVmed’s majority-owned subsidiary, Lucid Diagnostics, Inc. entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CF Principal Investments LLC (“Cantor”), an affiliate of Cantor Fitzgerald, relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, Lucid has the right to sell to Cantor up to $50.0 million of its common shares (the “Shares”), subject to certain conditions and limitations set forth in the Purchase Agreement. While there are distinct differences, the Facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows Lucid to raise primary equity capital on a periodic basis at a price related to the current market price.
●	Sales of the Shares to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time at its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Shares and determinations by the Company regarding the use of proceeds of such Shares. Upon the satisfaction of the conditions to Cantor’s obligation to purchase Shares, Lucid will have the right, from time to time during the 36-month period after the commencement of the Facility, to direct Cantor to purchase up to a maximum number of Shares on any trading day. The purchase price of the Shares will be 96% of the volume-weighted average price of the Shares on such trading day.

The unaudited financial results for the year ended December 31, 2021, will be filed with the SEC on Form 10-K in the coming days and will be available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

Non-GAAP financial measures are presented with the intent of providing greater transparency to information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from or as an alternative to, the most directly comparable GAAP financial measures.

Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the fourth quarter and year ended December 31, 2021, and 2020 is as follows:

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020

Revenue	$300	$-	$500	$-
Gross profit	(229)	-	(85)	-
Operating expenses	19,538	7,556	54,308	23,351
Loss from operations	(19,767)	(7,556)	(54,393)	(23,351)
Net income (loss) per common share, basic and diluted	$(0.20)	$(0.14)	$(0.65)	$(0.73)
Net loss attributable to common stockholders	(17,285)	(8,812)	(50,630)	(34,563)
Preferred Stock dividends and deemed dividends	67	72	283	287
Net income (loss) as reported	(17,218)	(8,740)	(50,347)	(34,276)
Adjustments:
Depreciation and amortization expense[1]	166	6	226	23
Interest expense, net[2]	-	-	-	53
EBITDA	(17,052)	(8,734)	(50,121)	(34,200)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	4,380	586	15,009	2,044
Debt extinguishment/debt forgiveness[2]	-	1,897	3,415	6,497
Acquisition related[1]	-	-	133	-
Change in FV convertible debt[2]	-	(194)	(1,682)	5,327
Offering costs convertible debt[2]	-	-	-	660
Non-GAAP adjusted (loss)	(12,672)	(6,445)	(33,246)	(19,672)
Basic and Diluted shares outstanding	86,368	63,820	77,516	47,432
Non-GAAP adjusted (loss) income per share	$(0.15)	$(0.10)	$(0.43)	$(0.41)

1 Included in general and administrative expenses in the financial statements

2 Included in other income and expenses

3 Stock-based compensation ("SBC") expenses:

(ooo's except per-share amounts)	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Commercial operations expense total	3,103	1,257	8,895	2,789
Stock-based compensation expense	(337)	(95)	(1,177)	(278)
Net commercial operations expense excluding SBC	2,766	1,162	7,718	2,511

General and administrative expense total	9,466	2,657	25,566	9,599
Stock-based compensation expense	(3,737)	(356)	(12,799)	(1,304)
Net general and administrative expense excluding SBC 5,729		2,301	12,767	8,295

Research and development expense total	6,969	3,642	19,847	10,963
Stock-based compensation expense	(306)	(135)	(1,033)	(462)
Net research and development expense excluding SBC 6,663		3,507	18,814	10,501

Total operating expenses	19,538	7,556	54,308	23,351
Stock-based compensation expense	(4,380)	(586)	(15,009)	(2,044)
Net operating expenses excluding SBC	15,158	6,970	39,299	21,307

Lucid Diagnostics (Nasdaq: LUCD) Preliminary Financial Results

●	For the fourth quarter of 2021, EsoGuard related revenues were $0.3 million, while for the year ended December 31, 2021, revenues were $0.5 million. Fourth-quarter and full-year 2021 operating expenses were approximately $11.1 million and $27.3 million, respectively, which include stock-based compensation expenses of $3.2 million and $9.6 million, respectively. GAAP net loss attributable to common stockholders for the fourth quarter and full-year 2021 were approximately $11.3 million and $28.1 million, or $(0.32) and $(1.51) per common share.
●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s preliminary non-GAAP adjusted loss for the fourth quarter and year ended December 31, 2021, were approximately $7.7 million and $17.8 million or $(0.22) and $(0.96) per common share.
●	Lucid had cash and cash equivalents of $53.7 million as of December 31, 2021, compared to $0.1 million as of December 31, 2020.
●	On March 28, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CF Principal Investments LLC (“Cantor”), an affiliate of Cantor Fitzgerald, relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right to sell to Cantor up to $50.0 million of its common shares (the “Shares”), subject to certain conditions and limitations set forth in the Purchase Agreement. While there are distinct differences, the Facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows the Company to raise primary equity capital on a periodic basis at a price related to the current market price.
●	Sales of the Shares to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time at its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Shares and determinations by the Company regarding the use of proceeds of such Shares. Upon the satisfaction of the conditions to Cantor’s obligation to purchase Shares, the Company will have the right, from time to time during the 36-month period after the commencement of the Facility, to direct Cantor to purchase up to a maximum number of Shares on any trading day. The purchase price of the Shares will be 96% of the volume-weighted average price of the Shares on such trading day.
●	The unaudited financial results for the year ended December 31, 2021, will be filed with the SEC on Form 10-K in the coming days and will be available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the fourth quarter and year ended December 31, 2021, and 2020 is as follows:

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020

Revenue	$300	$-	$500	$-
Gross profit	(141)	-	(85)	-
Operating expenses	11,100	2,731	27,334	8,280
Interest expense	65	-	659	-
Net loss	(11,306)	(2,731)	(28,078)	(8,280)
Net income (loss) per common share, basic and diluted	$(0.32)	$(0.19)	$(1.51)	$(0.59)
Adjustments:
Depreciation and amortization expense[1]	-	-	3	-
Interest expense, net[3]	65	-	659	-
EBITDA	(11,241)	(2,731)	(27,416)	(8,280)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	3,542	16	9,599	65
Non-GAAP adjusted (loss)	(7,699)	(2,715)	(17,817)	(8,215)
Basic and Diluted shares outstanding	34,918	14,115	18,604	14,114
Non-GAAP adjusted (loss) income per share	$(0.22)	$(0.19)	$(0.96)	$(0.58)

1 Included in general and administrative expenses in the financial statements

2 Included in other income and expenses

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
3 Stock-based compensation ("SBC") expenses:
Commercial operations expense total	2,571	633	5,260	1,305
Stock-based compensation expense	-	-	(210)	-
Net commercial operations expense excluding SBC	2,571	633	5,050	1,305

General and administrative expense total	5,047	272	12,778	1,532
Stock-based compensation expense	(3,123)	-	(9,111)	-
Net general and administrative expense excluding SBC	1,924	272	3,667	1,532

Research and development expense total	3,482	1,826	9,296	5,443
Stock-based compensation expense	(110)	(16)	(278)	(65)
Net research and development expense excluding SBC	3,372	1,810	9,018	5,378

Total operating expenses	11,100	2,731	27,334	8,280
Stock-based compensation expense	(3,233)	(16)	(9,599)	(65)
Net operating expenses excluding SBC	7,867	2,715	17,735	8,215

About PAVmed

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics and digital health sectors. Its major subsidiary, Lucid Diagnostics Inc. (Nasdaq: LUCD), markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to prevent esophageal cancer deaths. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. PAVmed’s CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome is currently in limited commercial release. The product pipeline also includes the EsoCure™ Esophageal Ablation Device with Caldus™ Technology, which complements EsoGuard and EsoCheck, the NextFlo™ Intravenous Infusion Set, the PortIO™ Implantable Intraosseous Vascular Access Device, novel pediatric ear tubes, mechanical circulatory support technology and glucose monitoring. For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

About Lucid Diagnostics

Lucid Diagnostics Inc. (Nasdaq: LUCD) is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (LDT). EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and is the subject of two large, actively enrolling, international multicenter clinical trials to support FDA PMA approval. Lucid is building nationwide direct sales and marketing team targeting primary care physicians, gastroenterologists, and consumers, as well as a network of Lucid Test Centers where at-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing. For more information, please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series W and Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, PAVmed and Lucid have been monitoring the COVID-19 pandemic and the pandemic’s impact on PAVmed’s and Lucid’s businesses. PAVmed and Lucid expect the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success f efforts to contain the pandemic and the impact of such efforts on PAVmed’s and Lucid’s businesses. These factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s and Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report and Lucid’s Registration Statement No. 333-259721 filed with the Securities and Exchange Commission. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors

Adrian K. Miller

PAVmed Inc.

AKM@PAVmed.com

Media

Shani Lewis

LaVoieHealthScience

(609) 516-5761

PAVmed@lavoiehealthscience.com